UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 24, 2015 (June 24, 2015)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On June 24, 2015, Rite Aid Corporation (“Rite Aid”) completed its previously announced acquisition of TPG VI Envision BL, LLC, a Delaware limited liability company (the “Blocker”), and Envision Topco Holdings, LLC, a Delaware limited liability company (“Envision”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 10, 2015, by and among Rite Aid, the Blocker, Envision, Eagle Merger Sub 1 LLC, a Delaware limited liability company and a wholly owned subsidiary of Rite Aid (“Merger Sub 1”), Eagle Merger Sub 2 LLC, a Delaware limited liability company and a wholly owned subsidiary of Rite Aid (“Merger Sub 2”), and Shareholder Representative Services LLC, in its capacity as the sellers’ representative (the “Sellers’ Representative”). Pursuant to the Merger Agreement, Merger Sub 1 merged with and into the Blocker (the “Blocker Merger”), with the Blocker continuing as the surviving limited liability company and a wholly owned subsidiary of Rite Aid, and Merger Sub 2 merged with and into Envision (together with the Blocker Merger, the “Mergers”), with Envision continuing as the surviving limited liability company and a wholly owned subsidiary of Rite Aid.

On the closing of the Mergers, pursuant to the terms of the Merger Agreement, each of the issued and outstanding limited liability company interests in the Blocker and Envision and each of the restricted stock units and phantom units of Envision (other than any such interests or units held by Merger Sub 2, Rite Aid, Envision or any of their direct or indirect wholly owned subsidiaries) were cancelled and converted into the right to receive the pro rata share (in accordance with the waterfall provisions in Envision’s governing documents), without interest and subject to any applicable tax withholding, of an aggregate purchase price comprised of 27,862,138 shares of Rite Aid’s common stock and $1.8 billion in cash, less Envision’s existing indebtedness and certain expenses and plus certain cash amounts, and subject to certain adjustments, all as previously disclosed in the Merger Agreement. A portion of the merger consideration was funded through Rite Aid’s available cash resources and its borrowings under its senior secured credit facility and previously announced offering of $1.8 billion aggregate principal amount of its 6.125% senior notes due 2023.

In addition, following the closing, Rite Aid is obligated to pay to the Sellers’ Representative on behalf of the former holders of company interests, restricted stock units and phantom units such former holders’ pro rata share of the settlement payment to be received by Envision from the Centers for Medicare and Medicaid Services in respect of the 2014 plan year, net of amounts due to Envision’s reinsurer.

Item 7.01.     Regulation FD Disclosure.

On June 24, 2015, Rite Aid issued a press release regarding the transaction. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

2.1
Agreement and Plan of Merger, dated as of February 10, 2015, by and among Rite Aid Corporation, Eagle Merger Sub 1 LLC, Eagle Merger Sub 2 LLC, TPG VI Envision BL, LLC, Envision Topco Holdings, LLC and Shareholder Representative Services LLC, in its capacity as Sellers’ Representative (incorporated herein by reference to Exhibit 2.1 to Rite Aid’s Current Report on Form 8-K filed with the Commission on February 13, 2015).

99.1*	Press release issued by Rite Aid Corporation on June 24, 2015.

* Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: June 24, 2015	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of February 10, 2015, by and among Rite Aid Corporation, Eagle Merger Sub 1 LLC, Eagle Merger Sub 2 LLC, TPG VI Envision BL, LLC, Envision Topco Holdings, LLC and Shareholder Representative Services LLC, in its capacity as Sellers’ Representative (incorporated herein by reference to Exhibit 2.1 to Rite Aid’s Current Report on Form 8-K filed with the Commission on February 13, 2015).

99. 1*	Press release issued by Rite Aid Corporation on June 24, 2015.

* Furnished, not filed.